UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal García offices)	33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amended and Restated Employment Agreement
     On August 4, 2008, Spanish Broadcasting System, Inc. (the “Company”) entered into an amended and restated employment agreement (“Agreement”) with Mr. Joseph A. García as the Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary of the Company for an initial term of three years. The term will automatically renew for additional one-year periods, unless either party gives notice at least 60 days prior to the end of the then-current term.
     Under his employment agreement, Mr. García is entitled to receive an annual base salary of $520,000. The base salary is subject to an annual review and may be increased from time to time as recommended by the chief executive officer and approved by the compensation committee of the board of directors and based upon consideration of certain factors. In addition, for each fiscal year completed during the term of the Agreement, Mr. García is eligible to receive an annual cash bonus (“Annual Bonus”) upon the attainment of individual pre-established goals and the Company’s performance goals, of no less than $100,000 and no more than $300,000.
     Mr. García is also entitled to receive (i) 125,000 nonqualified stock options of Class A common shares and (ii) 125,000 stock unit awards under, on the 30th day after the Agreement is executed pursuant to the 2006 Omnibus Equity Compensation Plan. Mr. García is also entitled to receive employee benefits provided to our management level employees, a Mercedes S-Class or similar level automobile for his business use, and reimbursement for the related insurance coverage and associated reasonable gasoline, oil and other maintenance expenses.
     During the term of his employment agreement, if Mr. García’s employment is terminated (i) by the Company for Cause; (ii) by reason of Mr. García’s death or disability; (iii) pursuant to a notice of non-renewal delivered by Mr. García; or (iv) by Mr. García by delivery of a written notice of resignation without good reason, Mr. García or his estate will be entitled to the following amounts earned but not paid as of the termination date: (i) base salary, (ii) reimbursement for business expenses, and (iii) the amount of the Mr. García’s accrued but unpaid vacation time (together, the “Accrued Obligations”).
     In addition to the Accrued Obligations, in the event Mr. García’s employment terminates by reason of his death or disability, his estate will be paid (i) an amount equal to 24 months of his base salary, offset by any disability payments and his pro-rated annual bonus for his actual period of service during the fiscal year in which such termination of employment occurs and based on actual performance; and (ii) any unvested stock options will vest and all of Mr. García’s outstanding stock options will remain exercisable for a period of one year from the date of such termination
     During the term of Mr. García’s employment agreement, if the Company terminates his employment prior to a change of control for any reason without cause or he resigns with good reason, or if Mr. García receives notice of non-renewal of his employment agreement with the Company and, in each case, Mr. García provides us with a general release of claims and complies with certain restrictive covenants, he will be entitled to, among other things, (i) an amount equal to his base salary for the greater of (1) the remainder of the term, or (2) twenty-four (24) months (the “Severance Period”); (ii) any annual bonus earned but unpaid as of the termination date; (iii) continued exercisability of vested stock options for a period of three months following the termination date; and (iv) continued healthcare coverage under the Company’s group health plan pursuant to their rights under COBRA for a certain period.
     During the term of Mr. García’s employment agreement, if the Company terminates his employment on or before the second anniversary of the change in control for any reason without cause, or he resigns with good reason, or if Mr. García receives notice of non-renewal of his employment agreement with the Company and, in each case, Mr. García provides us with a general release of claims and complies with certain restrictive covenants, he will be entitled to, among other things, in addition to the Accrued Obligations, (i) an amount equal to two times his base salary in effect on the termination date plus two times the annual bonus paid or payable to Mr. García with respect to the year preceding such termination date, (ii) the immediate vesting of all non-vested options previously granted which such options remaining exercisable for a period of one year following the termination date; and (iii) continued healthcare coverage under the Company’s group health plan pursuant to their rights under COBRA for a certain period.
     In the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the Federal securities laws, Mr. García will reimburse the Company for the amount of any annual bonus or any other incentives paid to him based on the financial results that are materially restated downward.
     The Agreement provides that Mr. García will receive an additional payment to reimburse him for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code, together with reimbursement for any additional taxes incurred by reason of such payments.
     Under the terms of the Agreement, Mr. García has agreed not to disclose any confidential information concerning the Company’s business. In addition, Mr. García has agreed not to compete, solicit or to interfere with the Company’s relationship with any of the Company’s employees, officers or representatives or to interfere with the Company’s relationship with any of the Company’s customers, clients, suppliers, licensees or other business relations until 12 months following termination of his employment. Furthermore, Mr. García has entered into a noncompetition agreement pursuant to which he has agreed not to provide competing services until 12 months following termination of his employment.
Election of García to Board of Directors
     On June 3, 2008, the shareholders of the Company elected Mr. García to serve as a member of the Company’s Board of Directors. Mr. García will not serve on any committees.
     The description of the amended and restated employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.
     The appointment of Mr. García to the position of Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary of the Company was pursuant to an amended and restated employment agreement, which is attached as Exhibit 10.1 and more fully described in Section 1.01 above and is incorporated herein by reference. Prior to August 4, 2008, Mr. García had served as Chief Financial Officer, Executive Vice President and Secretary of the Company. None of Mr. García’s family members hold García office or a seat on the board of directors. However, Eric García, the son of Mr. García, is employed by the Company as a sales account García of our radio station WPAT-FM, serving our New York market. He was paid $173,411 based on commissions earned during the fiscal year ended 2007.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	-	Amended and Restated Employment Agreement, dated as of August 4, 2008, by and between the Company and Joseph A. García.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
August 8, 2008	By:	/s/ Joseph A. García
Joseph A. García
Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary

Exhibit Index

Exhibit No.		Description

10.1	-	Amended and Restated Employment Agreement, dated as of August 4, 2008, by and between the Company and Joseph A. García.

6